Exhibit (a)(69)

AMENDMENT NO. 57 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Establishment of New Share Class

Effective: June 7, 2024

THIS AMENDMENT NO. 57 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST (“VFT”), a Delaware statutory trust, dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of VFT on March 6, 2024, with respect to Voya Short Term Bond Fund (the “Fund”), a series of VFT, acting pursuant to the Trust Instrument, including Article II, Section 2.6 of VFT’s Trust Instrument. The resolutions serve to change the name of the Fund, effective July 31, 2024.

VOYA FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Joanne F. Osberg, Senior Vice President and Secretary of Voya Funds Trust (“VFT”),

do hereby certify that the following is a true copy of resolutions duly adopted by the Board of

Trustees of VFT at a meeting held on March 6, 2024, with regard to the name change of one series of VFT, effective July 31, 2024:

WHEREAS, Article II, Section 2.6 of the Trust Instrument of Voya Funds Trust, dated July 30, 1998, as amended (the “Trust Instrument”) of Voya Funds Trust (“VFT”)”) provides that the Board of Trustees may amend the Trust Instrument; so be it

RESOLVED, that the change in name from “Voya Short Term Bond Fund” to “Voya Short Duration Bond Fund ” or a substantially similar name be, and it hereby is, approved, and the officers of VFT be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the Trust Instrument to change the name of the series, to be effective on a date deemed appropriate by the officers of VFT; and

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name changes, including, but not limited to, filing with the U.S. Securities and Exchange Commission supplement(s) and post-effective amendment(s) to VFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

By: /s/ Joanne F. Osberg____________

Name: Joanne F. Osberg

Title: Senior Vice President and Secretary

Dated: March 25, 2024